MGT Capital Shareholders Approve All Proposals at the 2016 Annual Meeting

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MGT Investor Call Scheduled for 4:15 p.m. ET on Thursday, September 15th

HARRISON, N.Y., September 9, 2016 — MGT Capital Investments, Inc. (NYSE MKT: MGT), today announced that its shareholders approved all eight proposals voted on today at the Company’s 2016 Annual Meeting of Stockholders.

“We are pleased to have received overwhelming shareholder approval for the proposals at this year’s annual meeting of stockholders, including the proposals that allow the Board of Directors to move ahead with our plans to transition into an innovative cybersecurity company. We will be able to execute upon these activities and implement the next phase of our strategy, bringing us one step closer to becoming a game-changing force in the cybersecurity industry,” stated John McAfee, Executive Chairman of MGT.

The approved proposals include:

●	Authorizing the issuance of 43,800,000 shares of Common Stock in relation to the proposed acquisition of D-Vasive and Demonsaw;

●	Ratification of the employment agreements for Mr. John McAfee and Mr. Robert Ladd;

●	Ratification of the amendment to the Company’s Restated Certificate of Incorporation to change its name to “John McAfee Global Technologies, Inc.”

All eight proposals are described in detail in MGT’s definitive proxy statement for the meeting, which was filed with the Securities and Exchange Commission on August 15, 2016. The proxy can be accessed via the Company’s website, www.mgtci.com or at www.sec.gov.

Investor Call Details

The Company will host a conference call with the investment community on Thursday, September 15, 2016 at 4:15 p.m. Eastern Time featuring remarks by John McAfee, Proposed Executive Chairman and CEO, Eijah Anderson, Chief Technology Officer, and Robert Ladd, CFA, Interim CEO, Treasurer and CFO.

The dial-in numbers for the conference call are 1-888-503-8171 (U.S. Toll Free) or 1-719-325-2454 (International). All dial-in participants must use the following code to access the call: 2280311.

Please call at least five minutes before the scheduled start time. The conference call will also be available via webcast, which can be accessed through the Investor Relations section of MGT’s website, http://www.mgtci.com/events. Please allow extra time prior to the call to visit the site and download any necessary software to listen to the live broadcast.

For interested individuals unable to join the conference call, a replay of the call will be available through September 29, 2016, at 1-877-870-5176 (U.S. Toll Free) or 1-858-384-5517 (International). Participants must use the following code to access the replay of the call: 2280311. The online archive of the webcast will be available on http://www.mgtci.com/events for 30 days following the call.

About MGT Capital Investments, Inc.

MGT Capital Investments, Inc. (NYSE MKT: MGT) is in the process of acquiring a diverse portfolio of cyber security technologies. With cyber security industry pioneer, John McAfee, at its helm, MGT Capital is positioned to address various cyber threats through advanced protection technologies for mobile and personal tech devices, including tablets and smart phones. The Company is currently in the process of acquiring D-Vasive, a provider of leading edge anti-spy software, and Demonsaw, a provider of a secure and anonymous file sharing software platform.

MGT Capital intends to change its corporate name to “John McAfee Global Technologies, Inc.” upon closing of the D-Vasive transaction.

For more information on the Company, please visit http://ir.stockpr.com/mgtci.

Forward–looking Statements

This press release contains forward–looking statements. The words or phrases “would be,” “will allow,” “intends to,” “will likely result,” “are expected to,” “will continue,” “is anticipated,” “estimate,” “project,” or similar expressions are intended to identify “forward–looking statements.” MGT’s financial and operational results reflected above should not be construed by any means as representative of the current or future value of its common stock. All information set forth in this news release, except historical and factual information, represents forward–looking statements. This includes all statements about the Company’s plans, beliefs, estimates and expectations. These statements are based on current estimates and projections, which involve certain risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. These risks and uncertainties include issues related to: rapidly changing technology and evolving standards in the industries in which the Company and its subsidiaries operate; the ability to obtain sufficient funding to continue operations, maintain adequate cash flow, profitably exploit new business, license and sign new agreements; the unpredictable nature of consumer preferences; and other factors set forth in the Company’s most recently filed annual report and registration statement. Readers are cautioned not to place undue reliance on these forward–looking statements, which reflect management’s analysis only as of the date hereof. The Company undertakes no obligation to publicly revise these forward–looking statements to reflect events or circumstances that arise after the date hereof. Readers should carefully review the risks and uncertainties described in other documents that the Company files from time to time with the U.S. Securities and Exchange Commission.

Investor Contact

Garth Russell

Managing Director

KCSA Strategic Communications

grussell@kcsa.com

212.896.1250

Grace Livingston

Director of Investor Relations

MGT Capital

glivingston@mgtci.com

205.999.2524

Media Contact

Tiffany Madison

Director of Corporate Communications

MGT Capital Investments, Inc.

tmadison@mgtci.com

469.236.9569